TWFG Announces Third Quarter 2025 Results

– Total Revenues increased 21.3% for the quarter over the prior year period to $64.1 million –
– Total Written Premium increased 16.9% for the quarter over the prior year period to $467.7 million –
– Organic Revenue Growth Rate* of 10.2% for the quarter –
– Net income of $9.6 million for the quarter –
– Adjusted EBITDA* increased 44.7% for the quarter over the prior year period to $17.0 million –

THE WOODLANDS, Texas, November 12, 2025 (GLOBE NEWSWIRE) – TWFG, Inc. (“TWFG”, the “Company” or “we”) (NASDAQ: TWFG), a high-growth insurance distribution company, today announced results for the third quarter ended September 30, 2025.
Third Quarter 2025 Highlights
•Total revenues for the quarter increased 21.3% to $64.1 million, compared to $52.9 million in the prior year period
•Commission income for the quarter increased 20.8% to $58.3 million, compared to $48.2 million in the prior year period
•Net income for the quarter was $9.6 million, compared to $6.9 million in the prior year period, and net income margin for the quarter was 15.0%
•Diluted Earnings Per Share for the quarter was $0.11 and Adjusted Diluted Earnings Per Share* for the quarter was $0.23
•Total Written Premium for the quarter increased 16.9% to $467.7 million, compared to $400.1 million in prior year period
•Organic Revenue Growth Rate* for the quarter was 10.2%
•Adjusted Net Income* for the quarter increased 55.3% from the prior year period to $13.0 million, and Adjusted Net Income Margin* for the quarter was 20.2%
•Adjusted EBITDA* for the quarter increased 44.7% over the prior year period to $17.0 million, and Adjusted EBITDA Margin* for the quarter was 26.5% compared to 22.2% in the prior-year period
*Organic Revenue Growth Rate, Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow and Adjusted Diluted Earnings Per Share are non-GAAP measures. Reconciliations of Organic Revenue Growth Rate to total revenue growth rate, Adjusted Net Income and Adjusted EBITDA to net income, Adjusted Diluted Earnings Per Share to diluted earnings per share, and Adjusted Free Cash Flow to cash flow from operating activities, the most directly comparable financial measures presented in accordance with GAAP, are outlined in the reconciliation table accompanying this release.

“Our third quarter results demonstrate continued momentum across both our agency and MGA platforms,” said Gordy Bunch, Founder, Chairman and CEO. “We delivered 21.3% total revenue growth, 10.2% organic growth and 430-basis-points improvement in Adjusted EBITDA margin to 26.5%, highlighting the scalability of our model and disciplined cost management. As the personal and commercial lines markets normalize, we’re experiencing improved retention, expanding carrier capacity, and stronger client demand — all of which position TWFG for sustained, profitable growth.”

“Our third quarter recruiting and M&A activities added eight new retail locations, one new corporate location and 370 independent agents to our MGA platform. After the third quarter TWFG acquired Alabama Insurance Agency adding twenty three additional retail locations and Alabama as our newest state expansion. These results provide excellent tailwinds heading into the fourth quarter.”

Third Quarter 2025 Results

During the quarter, industry conditions improved meaningfully as carriers re-entered key property markets and we experienced stabilized pricing trends. TWFG’s diversified distribution platform — combining independent agency operations, proprietary MGA programs, and technology-enabled service tools — continues to perform well in this environment. Our strategy remains focused on enhancing producer productivity, deepening carrier relationships, and expanding capabilities to deliver long-term value.

For the third quarter, Total Written Premiums were $467.7 million, an increase of 16.9% compared to $400.1 million in the same period in the prior year. Growth was driven by corporate branch acquisitions and continued expansion across both the Agency-in-a-Box and TWFG MGA platforms, with MGA premium volume up 19.2% compared to the same period in the prior year, reflecting strength of our property programs, improved retention, new business growth, and expansion into new states through enhanced carrier partnerships.

Total revenues increased 21.3% to $64.1 million, compared to $52.9 million in the same period in the prior year, supported by double-digit organic growth, higher contingent income, and growth in policy and license fees. For the nine months ended September 30, 2025, total revenues were $178.3 million, up 17.3% from $152.0 million compared to the same period in the prior year.

Organic Revenues, which exclude contingent, non-policy fee, and other income, were $54.2 million for the quarter, up $5.0 million from $49.2 million compared to the same period in the prior year. The Organic Revenue Growth Rate of 10.2% was driven by new business production, normalized retention levels, and modest rate improvement across personal and commercial lines. For the first nine months of 2025, Organic Revenues rose $16.4 million to $157.5 million, representing an 11.6% Organic Revenue Growth Rate. Organic growth benefited from normalizing retention levels as rate volatility moderated, supporting new business growth and cross-sell activity.

Commission expense for the quarter increased 12.6% to $34.6 million, reflecting continued expansion in production. Salaries and employee benefits were $9.9 million, up 19.2% compared to $8.3 million in the same period in the prior year, primarily due to incremental headcount and expenses associated with 2025 corporate branch acquisitions and overall business growth. Other administrative expenses rose 7.9% to $5.2 million, primarily from public company operating costs and continued investments to support long-term growth initiatives.

Net income for the quarter was $9.6 million, compared to $6.9 million in the same period in the prior year resulting in a net income margin of 15.0%, up from 13.0% last year. Adjusted Net Income increased 55.3% to $13.0 million, with an Adjusted Net Income Margin of 20.2% compared to 15.8% in the same period in the prior year.

Adjusted EBITDA grew 44.7% to $17.0 million, reflecting operating leverage, expense discipline, and increased contribution from higher-margin MGA operations. The Adjusted EBITDA Margin expanded 430-basis-points year-over-year to 26.5%, compared to 22.2% in the third quarter of 2024.

Cash flow from operating activities was $15.0 million, compared to $11.7 million in the same period prior year. Adjusted Free Cash Flow was $12.3 million, modestly higher than $11.5 million in the same period prior year, primarily reflecting increased tax distributions to pre-IPO members.

Liquidity and Capital Resources

As of September 30, 2025, the Company had unrestricted cash and cash equivalents of $151.0 million. We had full unused capacity on our revolving credit facility of $50.0 million as of September 30, 2025. The total outstanding term notes payable balance was $4.5 million as of September 30, 2025.

2025 Updated Outlook

Based on year-to-date performance and current market conditions, TWFG expects to close the year with strong momentum. As the personal lines markets continue to soften and carrier availability expands, the Company anticipates double digit organic growth with accretive M&A activity throughout 2026. TWFG’s balanced capital allocation and disciplined execution support our confidence in achieving our tightened full year 2025 guidance. Based on the year-to-date results for 2025 and current market conditions, the Company has updated its full year 2025 guidance as follows.
•Total Revenues: Expected to be between $240 million and $245 million
•Organic Revenue Growth Rate*: Expected to be in the range of 11% to 13%
•Adjusted EBITDA Margin*: Expected to be in the range of 24% to 25%

The Company is unable to provide a reconciliation to the most directly comparable GAAP measures without unreasonable efforts due to the inherent difficulty in forecasting the timing of items that have not yet occurred, as well as quantifying certain amounts that are necessary for such reconciliation. We believe it is immaterial.

*For a definition of Organic Revenue Growth Rate and Adjusted EBITDA Margin, see “Non-GAAP Financial Measures” below.

Conference Call Information

TWFG will host a conference call and webcast tomorrow at 10:00 AM ET to discuss these results.

To access the call by phone, participants should register at this link, where they will be provided with the dial in details. A live webcast of the conference call will also be available on TWFG’s investor relations website at investors.twfg.com. A webcast replay of the call will be available at investors.twfg.com for one year following the call.

About TWFG

TWFG (NASDAQ: TWFG) is a high-growth, independent distribution platform for personal and commercial insurance in the United States and represents hundreds of insurance carriers that underwrite personal lines and commercial lines risks. For more information, please visit twfg.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this release, are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “outlook,” “predicts,” “potential” or “continue,” the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, may include projections of our future financial performance, our anticipated growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the captions entitled “Risk factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the U.S. Securities and Exchange Commission. You should specifically consider the numerous risks outlined under “Risk factors” in the Annual Report on Form 10-K for the year ended December 31, 2024.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures and Key Performance Indicators

Non-GAAP Financial Measures
Organic Revenue, Organic Revenue Growth, Adjusted Net Income, Adjusted Net Income Margin, Adjusted Diluted Earnings Per Share, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow included in this release are not measures of financial performance in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered substitutes for GAAP measures, including revenues (for Organic Revenue and Organic Revenue Growth), net income (for Adjusted Net Income, Adjusted Net Income Margin, Adjusted EBITDA and Adjusted EBITDA Margin), diluted earnings per share (Adjusted Diluted Earnings Per Share), and cash flow from operating activities (for Adjusted Free Cash Flow), which we consider to be the most directly comparable GAAP measures. These non-GAAP financial measures have limitations as analytical tools, and when assessing our operating performance, you should not consider these non-GAAP financial measures in isolation or as substitutes for revenues, net income, operating cash flow or other consolidated financial statement data prepared in accordance with GAAP. Other companies may calculate any or all of these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

Organic Revenue. Since the first quarter of 2025, we have utilized the revised calculation methodology for Organic Revenue to include policy fee income as it is directly correlated to MGA commission income. Our legacy calculation methodology removed policy fee income from Organic Revenue. Organic Revenue is total revenue (the most directly comparable GAAP measure) for the relevant period, excluding contingent income, non-policy fee income, other income and those revenues generated from acquired businesses with over $0.5 million in annualized revenue that have not reached the twelve-month owned mark.

Organic Revenue Growth. Organic Revenue Growth is the change in Organic Revenue period-to-period, with prior period results adjusted to include revenues that were excluded in the prior period because the relevant acquired businesses had not reached the twelve-month-owned milestone but have reached the twelve-month owned milestone in the current period. We believe Organic Revenue Growth is an appropriate measure of operating performance because it eliminates the impact of acquisitions, which affects the comparability of results from period to period.

Adjusted Net Income. Adjusted Net Income is a supplemental measure of our performance and is defined as net income (the most directly comparable GAAP measure) before amortization, non-recurring or non-operating income and expenses, including equity-based compensation, adjusted to assume a single class of stock (Class A) and assuming noncontrolling interests do not exist. We believe Adjusted Net Income is a useful measure because it adjusts for the after-tax impact of significant one-time, non-recurring items and eliminates the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

We are subject to U.S. federal income taxes, in addition to state, and local taxes, with respect to our allocable share of any net taxable income of TWFG Holding Company, LLC. Adjusted Net Income pre-IPO did not reflect adjustments for income taxes since TWFG Holding Company, LLC is a limited liability company and is classified as a partnership for U.S. federal income tax purposes. Post-IPO, the calculation incorporates the impact of federal and state statutory tax rates on 100% of our adjusted pre-tax income as if the Company owned 100% of TWFG Holding Company, LLC.

Adjusted Net Income Margin. Adjusted Net Income Margin is Adjusted Net Income divided by total revenues. We believe that Adjusted Net Income Margin is a useful measurement of operating profitability for the same reasons we find Adjusted Net Income useful and also because it provides a period-to-period comparison of our after-tax operating performance.

Adjusted Diluted Earnings Per Share. Adjusted Diluted Earnings Per Share is Adjusted Net Income divided by diluted shares outstanding after adjusting for the effect of (i) the exchange of 100% of the outstanding Class B common stock of the Company (the “Class B Common Stock”) and Class C common stock of the Company (the “Class C Common Stock”) (together with the related limited liability units in TWFG Holding Company, LLC (the “LLC Units”)) into shares of Class A common stock of the Company (“Class A Common Stock”) and (ii) the vesting of 100% of the unvested equity awards and exchange into shares of Class A Common Stock. This measure does not deduct earnings related to the noncontrolling interests in TWFG Holding Company, LLC for the period prior to July 19, 2024, when we did not own 100% of the business. The most directly comparable GAAP financial metric is diluted earnings per share. We believe Adjusted Diluted Earnings Per Share may be useful to an investor in evaluating our operating performance and efficiency because this measure is widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon acquisition activity and capital structure. This measure also eliminates the impact of expenses that do not relate to core business performance, among other factors.

Adjusted EBITDA. Adjusted EBITDA is a supplemental measure of our performance and is defined as EBITDA adjusted to reflect items such as equity-based compensation, interest income, other non-operating and certain nonrecurring items. EBITDA is defined as net income (the most directly comparable GAAP measure) before interest, income taxes, depreciation, and amortization. We believe that Adjusted EBITDA is an appropriate measure of operating performance because it adjusts for significant one-time, non-recurring items and eliminates the ongoing accounting effects of certain capital spending and acquisitions, such as depreciation and amortization, that do not directly affect what management considers to be our ongoing operating performance in the period. These adjustments eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. Our measure of Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Adjusted EBITDA Margin. Adjusted EBITDA Margin is Adjusted EBITDA divided by total revenue. We believe that Adjusted EBITDA Margin is a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful and also because it provides a period-to-period comparison of our operating performance.

Adjusted Free Cash Flow. Adjusted Free Cash Flow is a supplemental measure of our performance. We define Adjusted Free Cash Flow as cash flow from operating activities (the most directly comparable GAAP measure) less cash payments for tax distributions, purchases of property and equipment and acquisition-related costs. We believe Adjusted Free Cash Flow is a useful measure of operating performance because it represents the cash flow from the business that is within our discretion to direct to activities including investments, debt repayment, and returning capital to stockholders.

The reconciliation of the above non-GAAP measures to their most comparable GAAP financial measure is outlined in the reconciliation table accompanying this release.

Key Performance Indicators
Total Written Premium. Total Written Premium represents, for any reported period, the total amount of current premium (net of cancellation) placed with insurance carriers. We utilize Total Written Premium as a key performance indicator when planning, monitoring, and evaluating our performance. We believe Total Written Premium is a useful metric because it is the underlying driver of the majority of our revenue.

Contacts
Investor Contact:
Gene Padgett, CAO for TWFG
Email: gene.padgett@twfg.com

PR Contact:
Alex Bunch, CMO for TWFG
Email: alex@twfg.com

Condensed Consolidated Statements of Income (Unaudited)
(Amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Commission income(1)	$58,270	$48,240	$161,617	$139,447
Contingent income	2,095	1,383	5,791	3,717
Fee income(2)	3,466	2,890	9,806	7,811
Other income	292	350	1,040	1,042
Total revenues	64,123	52,863	178,254	152,017
Expenses
Commission expense	34,639	30,766	100,604	89,171
Salaries and employee benefits	9,929	8,331	27,618	21,401
Other administrative expenses(3)	5,194	4,813	15,318	11,687
Depreciation and amortization	5,327	2,985	12,587	8,966
Total operating expenses	55,089	46,895	156,127	131,225
Operating income	9,034	5,968	22,127	20,792
Interest expense	70	411	221	2,125
Interest income	1,574	1,777	5,188	2,202
Other non-operating income (expense), net	59	(4)	632	8
Income before tax	10,597	7,330	27,726	20,877
Income tax expense	977	437	2,253	437
Net income	9,620	6,893	25,473	20,440
Less: net income attributable to noncontrolling interests	7,898	5,739	20,456	19,286
Net income attributable to TWFG, Inc.	$1,722	$1,154	$5,017	$1,154

Weighted average shares of common stock outstanding:
Basic	15,005,426	14,722,685	14,933,242	14,722,685
Diluted	15,100,655	14,890,382	15,088,031	14,890,382
Earnings per share:
Basic	$0.11	$0.08	$0.34	$0.08
Diluted	$0.11	$0.08	$0.34	$0.08

(1)    Commission income - related party of $3,939 and $3,026 for the three months ended and $9,858 and $6,047 for the nine months ended September 30, 2025 and 2024, respectively
(2)    Fee income - related party of $869 and $884 for the three months ended and $2,596 and $1,799 for the nine months ended September 30, 2025 and 2024, respectively
(3)    Other administrative expenses - related party of $785 and $339 for the three months ended and $2,333 and $1,122 for the nine months ended September 30, 2025 and 2024, respectively

The following table presents the disaggregation of our revenues by offerings (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Insurance Services
Agency-in-a-Box	$37,583	$33,826	$112,895	$99,976
Corporate Branches	12,188	9,248	31,804	25,875
Total Insurance Services	49,771	43,074	144,699	125,851
TWFG MGA	13,944	9,432	32,372	25,057
Other	408	357	1,183	1,109
Total revenues	$64,123	$52,863	$178,254	$152,017

The following table presents the disaggregation of our commission income by offerings (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Insurance Services
Agency-in-a-Box	$34,703	$31,542	$104,337	$93,702
Corporate Branches	12,018	9,301	31,526	25,962
Total Insurance Services	46,721	40,843	135,863	119,664
TWFG MGA	11,549	7,397	25,754	19,783
Total commission income	$58,270	$48,240	$161,617	$139,447

The following table presents the disaggregation of our fee income by major sources (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Policy fees	$1,175	$1,064	$3,309	$2,510
Branch fees	1,289	1,172	3,961	3,523
License fees	886	495	2,053	1,454
TPA fees	116	159	483	324
Total fee income	$3,466	$2,890	$9,806	$7,811

The following table presents the disaggregation of our commission expense by offerings (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Insurance Services
Agency-in-a-Box	$27,627	$25,092	$81,594	$72,649
Corporate Branches	1,481	1,304	4,155	3,422
Total Insurance Services	29,108	26,396	85,749	76,071
TWFG MGA	5,504	4,346	14,774	13,039
Other	27	24	81	61
Total commission expense	$34,639	$30,766	$100,604	$89,171

Condensed Consolidated Balance Sheets (Unaudited)
(Amounts in thousands, except share/unit data)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$150,985	$195,772
Restricted cash	11,557	9,551
Commissions receivable, net	27,529	27,067
Accounts receivable	8,169	7,839
Other current assets, net	13,087	1,619
Total current assets	211,327	241,848
Non-current assets
Intangible assets, net	129,386	72,978
Property and equipment, net	3,209	3,499
Lease right-of-use assets, net	4,515	4,493
Other non-current assets	734	610
Total assets	$349,171	$323,428
Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities
Commissions payable	$15,897	$13,848
Carrier liabilities	14,074	12,392
Operating lease liabilities, current	1,393	1,013
Short-term bank debt	1,956	1,912
Deferred acquisition payable, current	2,508	601
Other current liabilities	9,309	9,851
Total current liabilities	45,137	39,617
Non-current liabilities
Operating lease liabilities, net of current portion	3,135	3,372
Long-term bank debt	2,534	4,007
Deferred acquisition payable, non-current	2,620	1,122
Other non-current liabilities	—	24
Total liabilities	53,426	48,142
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	11,427	—
Stockholders' Equity
Class A common stock ($0.01 par value per share - 300,000,000 authorized 15,005,426 and 14,811,874 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	150	148
Class B common stock ($0.00001 par value per share - 100,000,000 authorized 7,277,651 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	—	—
Class C common stock ($0.00001 par value per share - 100,000,000 authorized 33,893,810 shares issued and outstanding at September 30, 2025 and December 31, 2024, respectively)	—	—
Additional paid-in capital	58,869	58,365
Retained earnings	20,305	15,288
Accumulated other comprehensive income	40	83
Total stockholders' equity attributable to TWFG, Inc.	79,364	73,884
Noncontrolling interests	204,954	201,402
Total stockholders' equity	284,318	275,286
Total liabilities, redeemable noncontrolling interest and equity	$349,171	$323,428

Non-GAAP Financial Measures

A reconciliation of Organic Revenue and Organic Revenue Growth Rate to Total Revenue and Total Revenue Growth Rate, the most directly comparable GAAP measures, for each of the periods indicated is as follows (in thousands):

Revised Calculation Methodology Applied to Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$64,123	$52,863	$178,254	$152,017
Acquisition adjustments(1)	(5,286)	(898)	(7,419)	(3,582)
Contingent income	(2,095)	(1,383)	(5,791)	(3,717)
Fee income	(3,466)	(2,890)	(9,806)	(7,811)
Other income	(292)	(350)	(1,040)	(1,042)
Policy fee income	1,175	1,064	3,309	2,510
Organic Revenue	$54,159	$48,406	$157,507	$138,375

Prior year Organic Revenue reported	$47,342	$42,840	$135,865	$119,803
Commission income at 12-month post acquisition(s)	898	1,153	3,583	1,856
Prior year policy fees	1,064	580	2,510	1,656
Other adjustment(s)(3)	(136)	—	(807)	—
Organic Revenue denominator	$49,168	$44,573	$141,151	$123,315

Organic Revenue	$54,159	$48,406	$157,507	$138,375
Organic Revenue denominator	49,168	44,573	141,151	123,315
Organic Revenue Growth	$4,991	$3,833	$16,356	$15,060

Total Revenue Growth Rate(2)	21.3%	11.5%	17.3%	14.7%
Organic Revenue Growth Rate	10.2%	8.6%	11.6%	12.2%

(1)     Represents revenues generated from the acquired businesses during the first 12 months following an acquisition.
(2)     Represents the period-to-period change in total revenues divided by the total revenues in the prior period
(3)     Other adjustments reflect immaterial prior-period and comparability items consistent with management’s non-GAAP presentation policy.

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$64,123	$52,863	$178,254	$152,017
Acquisition adjustments(1)	(5,286)	(898)	(7,419)	(3,582)
Contingent income	(2,095)	(1,383)	(5,791)	(3,717)
Fee income	(3,466)	(2,890)	(9,806)	(7,811)
Other income	(292)	(350)	(1,040)	(1,042)
Organic Revenue	$52,984	$47,342	$154,198	$135,865

Prior year Organic Revenue reported	$47,342	$42,840	$135,865	$119,803
Commission income at 12-month post acquisition(s)	898	1,153	3,583	1,856
Other adjustment(s)(3)	(136)	—	(807)	—
Organic Revenue denominator	$48,104	$43,993	$138,641	$121,659

Organic Revenue	$52,984	$47,342	$154,198	$135,865
Organic Revenue denominator	48,104	43,993	138,641	121,659
Organic Revenue Growth	$4,880	$3,349	$15,557	$14,206

Total Revenue Growth Rate(2)	21.3%	11.5%	17.3%	14.7%
Organic Revenue Growth Rate	10.1%	7.6%	11.2%	11.7%

(1)     Represents revenues generated from the acquired businesses during the first 12 months following an acquisition.
(2)     Represents the period-to-period change in total revenues divided by the total revenues in the prior period
(3)     Other adjustments reflect immaterial prior-period and comparability items consistent with management’s non-GAAP presentation policy.

A reconciliation of Adjusted Net Income and Adjusted Net Income Margin to Net Income and Net Income Margin, the most directly comparable GAAP measures, for each of the periods indicated is as follows (in thousands):

Revised Calculation Methodology Applied to Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$64,123	$52,863	$178,254	$152,017
Net Income	$9,620	$6,893	$25,473	$20,440
Income tax expense	977	—	2,253	—
Acquisition-related expenses	3	—	55	—
Equity-based compensation	987	1,012	3,706	1,012
Other non-recurring items(1)	—	—	10	(1,477)
Amortization expense	5,205	2,920	12,176	8,771
Adjusted income before income taxes	16,792	10,825	43,673	28,746
Adjusted income tax expense(2)	(3,833)	(2,482)	(9,968)	(6,591)
Adjusted Net Income	$12,959	$8,343	$33,705	$22,155
Net Income Margin	15.0%	13.0%	14.3%	13.3%
Adjusted Net Income Margin	20.2%	15.8%	18.9%	14.6%

Legacy Calculation Methodology Applied to Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$64,123	$52,863	$178,254	$152,017
Net income	$9,620	$6,893	$25,473	$20,440
Income tax expense	977	—	2,253	—
Acquisition-related expenses	3	—	55	—
Equity-based compensation	987	1,012	3,706	1,012
Other non-recurring items(1)	—	—	10	(1,477)
Adjusted income before income taxes	11,587	7,905	31,497	19,975
Adjusted income tax expense(2)	(2,645)	(1,813)	(7,189)	(4,580)
Adjusted Net Income	$8,942	$6,092	$24,308	$15,395
Net Income Margin	15.0%	12.6%	14.3%	13.3%
Adjusted Net Income Margin	13.9%	11.2%	13.6%	10.0%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
(2)    Post-IPO, we are subject to United States federal income taxes, in addition to state, local, and foreign taxes, with respect to our allocable share of any net taxable income of TWFG Holding Company, LLC. For the three and nine months ended September 30, 2025, the calculation of adjusted income tax expense is based on a federal statutory rate of 21% and a blended state income tax rate of 1.82% on 100% of our adjusted income before income taxes as if we owned 100% of the TWFG Holding Company, LLC.

A reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to Net income and Net income margin, the most directly comparable GAAP measures, for each of the periods indicated is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Total revenues	$64,123	$52,863	$178,254	$152,017
Net Income	$9,620	$6,893	$25,473	$20,440
Interest expense	70	411	221	2,125
Interest income	(1,574)	(1,777)	(5,188)	(2,202)
Depreciation and amortization	5,327	2,985	12,587	8,966
Income tax expense	977	437	2,253	437
EBITDA	14,420	8,949	35,346	29,766
Acquisition-related expenses	3	—	55	—
Equity-based compensation	987	1,012	3,706	1,012
Interest income	1,574	1,777	5,188	2,202
Other non-recurring items(1)	—	—	10	(1,477)
Adjusted EBITDA	$16,984	$11,738	$44,305	$31,503
Net Income Margin	15.0%	13.0%	14.3%	13.4%
Adjusted EBITDA Margin	26.5%	22.2%	24.9%	20.7%

(1)    Represents a one-time adjustment reducing commission expense, which resulted from the branch conversions. In January 2024, nine of our Branches converted to Corporate Branches. Upon conversion, agents of the newly converted Corporate Branches became employees and received salaries, employee benefits, and bonuses for services rendered instead of commissions. As a result, we released a portion of the unpaid commissions related to the converted branches that we no longer are required to settle.
A reconciliation of Adjusted Free Cash Flow to Cash Flow from Operating Activities, the most directly comparable GAAP measure, for each of the periods indicated is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Flow from Operating Activities	$14,953	$11,725	$40,213	$28,879
Purchase of property and equipment	(69)	(233)	(128)	(280)
Tax distribution to members(1)	(2,586)	—	(11,338)	(6,104)
Acquisition-related expenses	3	—	55	—
Adjusted Free Cash Flow	$12,301	$11,492	$28,802	$22,495

(1)    Tax distributions to members represents the amount distributed to the members of TWFG Holding Company, LLC in respect of their income tax liability related to the Net Income of TWFG Holding Company, LLC allocated to its members.

A reconciliation of Adjusted Diluted Earnings Per Share to diluted earnings per share, the most directly comparable GAAP measure, for each of the periods indicated is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per share of common stock – diluted	$0.11	$0.08	$0.34	$0.08
Plus: Impact of all LLC Units exchanged for Class A Common Stock(1)	0.06	0.04	0.12	0.29
Plus: Adjustments to Adjusted Net Income(2)	0.06	0.03	0.14	0.03
Adjusted Diluted Earnings Per Share	$0.23	$0.15	$0.60	$0.40

Weighted average common stock outstanding – diluted	15,100,655	14,890,382	15,088,031	14,890,382
Plus: Impact of all LLC Units exchanged for Class A Common Stock(1)	41,171,461	41,171,461	41,171,461	41,171,461
Adjusted Diluted Earnings Per Share diluted share count	56,272,116	56,061,843	56,259,492	56,061,843

(1)    For comparability purposes, this calculation incorporates the Net Income that would be distributable if all shares of Class B Common Stock and Class C Common Stock, together with the related LLC Units, were exchanged for shares of Class A Common Stock. For the three and nine months ended September 30, 2025, this includes $7.9 million of Net Income on 56,272,116 weighted-average shares of common stock outstanding - diluted and $20.5 million of Net Income on 56,259,492 weighted-average shares of common stock outstanding - diluted, respectively. For the three and nine months ended September 30, 2024, 41,171,461 weighted average outstanding Class B Common Stock and Class C Common Stock were considered dilutive and included in the 56,061,843 and 56,061,843 weighted-average shares of common stock outstanding - diluted within diluted earnings per share calculation, respectively. Refer to Note 12 Earnings Per Share to our Condensed Consolidated Financial Statements included in the Quarterly Report for more information about the earnings per share.
(2)     Adjustments to Adjusted Net Income are described in the footnotes of the reconciliation of Adjusted Net Income to Net Income in “Adjusted Net Income and Adjusted Net Income Margin”, which represent the difference between Net Income of $9.6 million and Adjusted Net Income of $13.0 million and Net Income of $25.5 million and Adjusted Net Income of $33.7 million for the three and nine months ended September 30, 2025, respectively. For the three and nine months ended September 30, 2025, Adjusted Diluted Earnings Per Share include adjustments of $3.3 million to Adjusted Net Income on 56,272,116 weighted-average shares of common stock outstanding - diluted and $8.2 million to Adjusted Net Income on 56,259,492 weighted-average shares of common stock outstanding - diluted for the period presented, respectively.

Key Performance Indicators

The following presents the disaggregation of Total Written Premium by offerings, business mix and line of business (in thousands):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2025		2024		2025		2024
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total
Offerings:
Insurance Services
Agency-in-a-Box	$296,524	63%	$261,560	65%	$839,845	65%	$736,699	66%
Corporate Branches	98,634	21	77,636	20	262,284	20	213,689	19
Total Insurance Services	395,158	84	339,196	85	1,102,129	85	950,388	85
TWFG MGA	72,583	16	60,903	15	186,862	15	164,612	15
Total written premium	$467,741	100%	$400,099	100%	$1,288,991	100%	$1,115,000	100%

Business Mix:
Insurance Services
Renewal business	$313,448	67%	$265,026	66%	$860,223	67%	$739,624	66%
New business	81,710	17	74,170	19	241,906	19	210,764	19
Total Insurance Services	395,158	84	339,196	85	1,102,129	86	950,388	85

TWFG MGA
Renewal business	48,687	10	46,075	11	132,429	10	125,364	11
New business	23,896	6	14,828	4	54,433	4	39,248	4
Total TWFG MGA	72,583	16	60,903	15	186,862	14	164,612	15
Total written premium	$467,741	100%	$400,099	100%	$1,288,991	100%	$1,115,000	100%

Written Premium Retention:
Insurance Services		92%		89%		91%		93%
TWFG MGA		80		83		80		83
Consolidated		91		88		89		91

Line of Business:
Personal lines	$386,741	83%	$327,159	82%	$1,050,439	81%	$904,372	81%
Commercial lines	81,000	17	72,940	18	238,552	19	210,628	19
Total written premium	$467,741	100%	$400,099	100%	$1,288,991	100%	$1,115,000	100%